SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    ---------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the

                         SECURITIES EXCHANGE ACT OF 1934




        Date of Report (Date of earliest event reported) March 30, 2001




                  LIBERTY HOUSING PARTNERS LIMITED PARTNERSHIP
               (Exact name of registrant as specified in charter)




Massachusetts                      0-13520              04-2828131
(State or other                 (Commission file        (IRS employer
jurisdiction of                    number)              identification no.)
incorporation)




100 Second Avenue,  Needham, MA                              02494
(Address of principal executive offices)                  (Zip code)




Registrant's telephone number, including area code: (781) 444-5251




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Item 2.  Acquisition or Disposition of Assets.

         On March 30, 2001, the Registrant sold its 98% interests as a limited partner (the "Partnership Interests") in Oxford Homes for the Elderly, Ltd. ("Oxford"), Williamston Homes for the Elderly, Ltd. ("Williamston") and Fuquay-Varina Homes for the Elderly, Ltd. ("Fuquay-Varina"). to Billy P. Shadrick and Donald R. Shamblin. Mr. Shadrick is the principal owner of Housing Management, Inc., the company which had been engaged by Oxford, Williamston and Fuquay-Varina to manage their apartment complexes (the "Manager"). Mr. Shadrick is also the local general partner of Glendale Manor Apartments ("Glendale") and Surry Manor, Ltd. ("Surry"). The Registrant holds 98% limited partnership interests in each of Glendale and Surry. The Manager also manages the apartment complexes owned by Glendale and Surry.

        In consideration for the sale of the Partnership Interests, the Registrant received a net cash purchase price of $148,485. In connection with the sale, the holders of the Purchase Money Notes (the "Notes") issued by the Registrant in connection with its acquisition of the Partnership Interests had agreed to exchange their Notes for portions of the Partnership Interests acquired by Mr. Shadrick and Mr. Shamblin. The consideration received by the Registrant was determined through arms' length negotiation between the Registrant and Mr. Shadrick.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

 (b) Pro Forma Financial Information.

        The registrant intends to file any pro forma financial information required pursuant to Article 11 of Regulation S-X on or before June 13, 2001.


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


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 LIBERTY HOUSING PARTNERS LIMITED PARTNERSHIP

                                  By:TNG Properties Inc.
                                             Managing General Partner




                                  By:  /s/  Wilma R. Brooks
                                       Wilma R. Brooks
                                       Chief Financial Officer
Date: April 13, 2001





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